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                                                                 Exhibit (g)(23)

                                     FORM OF
                                 NORTHERN FUNDS

                 ADDENDUM NO. 5 TO THE FOREIGN CUSTODY AGREEMENT


     This Addendum No. 5, dated as of the 29th day of July, 2003, is entered into between NORTHERN FUNDS (the "Trust"), a Delaware statutory trust, and THE NORTHERN TRUST COMPANY ("Northern"), an Illinois state bank.

     WHEREAS, the Trust and Northern have entered into a Foreign Custody Agreement dated April 1, 1994, as amended to date (the "Foreign Custody Agreement"); and

     WHEREAS, the Securities and Exchange Commission has amended Rule 17f-4 under the Investment Company Act of 1940 relating to the deposit of securities in securities depositories; and

     WHEREAS, the Trust and Northern desire to amend the terms of the Foreign Custody Agreement to conform to the provisions of amended Rule 17f-4;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Section 3(d) of the Foreign Custody Agreement is hereby amended and restated in its entirety as follows:

                    USE OF SECURITIES DEPOSITORIES. Northern, each agent
               appointed pursuant to Section 8(a) hereof and each sub-custodian appointed pursuant to Section 8(b) or 8(c) hereof may deposit all or any part of the Securities held by it in an account hereunder (the "Account") and eligible therefor in securities depositories (including, without limitation, clearing agencies that act as securities depositories) and intermediary custodians covered by Rule 17f-4 and Rule 17f-7 under the 1940 Act; provided that Northern, each such agent and each such sub-custodian shall comply with all applicable provisions of Rule 17f-4 under the 1940 Act and, with respect to foreign securities depositories, Rule 17f-7 and the applicable provisions of Rule 17f-5 under the 1940 Act; and provided further that Northern shall (1) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such Securities; (2) provide, promptly upon request by the Trust, such reports as are available concerning the internal accounting controls and financial strength of Northern; and (3) require any intermediary custodian at a minimum to exercise due care in accordance with

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               reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain financial assets corresponding to the security entitlements of its entitlement holders. Except as may otherwise be agreed upon in writing by Northern and the Trust, Securities of a Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to Section 8(c) hereof. For purposes of this Agreement, any securities depository permitted under this Section 3(d) shall be deemed approved by the Board of Trustees.

     2. MISCELLANEOUS. Except to the extent supplemented hereby, the Foreign Custody Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                         NORTHERN FUNDS


Attest:                                  By:
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                                         Name:
                                              -------------------------

                                         Title:
                                               ------------------------


                                         THE NORTHERN TRUST COMPANY


Attest:                                  By:
       ---------------------                ---------------------------

                                         Name:
                                              -------------------------

                                         Title:
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